UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                      ☒

Explanatory Note

Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) previously filed a Current Report on Form 8-K, dated April 13, 2017, disclosing the acquisition of the TA Multifamily Portfolio and the HS Industrial Portfolio.

This Amendment to the Current Report on Form 8-K, dated April 13, 2017, is being filed solely to provide the required audited and unaudited combined statements of revenues and certain operating expenses under Rule 3-14 of Regulation S-X with respect to the TA Multifamily Portfolio and HS Industrial Portfolio acquired by the Company, which were significant asset acquisitions. Additionally, this report presents the required pro forma financial information reflecting the impact of the TA Multifamily Portfolio and HS Industrial Portfolio transactions on the Company. The Company intends to make an election to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ending December 31, 2017 and as such, the estimated taxable operations results are excluded from this report.

The Company’s results with respect to these portfolios may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form S-11 (File No. 333-213043), as amended, and under Item 1A. Risk Factors in our annual report on Form 10-K for the year ended December 31, 2016.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired
●	Audited combined statement of revenues and certain operating expenses for the TA Multifamily Portfolio for the year ended December 31, 2016 and unaudited combined statement of revenues and certain operating expenses for the TA Multifamily Portfolio for the three months ended March 31, 2017; and
●	Audited combined statement of revenues and certain operating expenses for the HS Industrial Portfolio for the year ended December 31, 2016 and unaudited combined statement of revenues and certain operating expenses for the HS Industrial Portfolio for the three months ended March 31, 2017.

(b)	Pro Forma Financial Information
●	Unaudited pro forma condensed consolidated balance sheet at March 31, 2017;
●	Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2017; and
●	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016.

Item  9.01(a)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Blackstone Real Estate Income Trust, Inc.

New York, New York

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of TA Multifamily Portfolio (the “Portfolio”) for the year ended December 31, 2016, and the related notes (the “Historical Summary”). The properties within the Portfolio are under common ownership and management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Portfolio for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc.) and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

New York, New York

June 29, 2017

TA Multifamily Portfolio

Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2017 (Unaudited) and the Year Ended December 31, 2016 (in thousands)

	Three Months Ended March 31, 2017	Year Ended
	(unaudited)	December 31, 2016
Revenues
Rental revenue	$10,109	$39,429
Tenant reimbursement income	46	437
Other revenue	893	3,644

Total revenues	11,048	43,510
Certain Operating Expenses
Rental property operating	5,257	20,449

Total certain operating expenses	5,257	20,449

Revenues in excess of certain operating expenses	$5,791	$23,061

See accompanying notes to the combined statements of revenues and certain expenses

TA Multifamily Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2017 (Unaudited) and the Year Ended December 31, 2016

1.	Organization

On April 13, 2017, Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) acquired fee simple interests in six multifamily properties totaling 2,514 units (the “TA Multifamily Portfolio”). The portfolio was acquired from an affiliate of TA Realty, an unrelated third party, for $429.5 million, excluding closing costs. The TA Multifamily Portfolio consists of a 32-floor high rise multifamily building in downtown Orlando and five garden style properties in the suburbs of Palm Beach Gardens, Orlando, Chicago, Dallas and Kansas City.

The following table sets forth the market, year built and number of units for each of the six properties in the TA Multifamily Portfolio.

Property	Market	Year Built	Number of Units
55 West(1)	Orlando, FL	2010	461
San Merano	Palm Beach Gardens, FL	2003	476
Estates at Park Avenue	Orlando, FL	2004	432
The Preserve at Osprey Lake	Chicago, IL	2000	483
Addison Keller Springs Apartments	Dallas, TX	2013	353
West End at City Center	Kansas City, KS	2009	309

(1)	The 55 West property is a 32-floor high rise multifamily building in downtown Orlando that includes approximately 70,000 square feet of retail space on the ground floor, a 244-space parking garage, and a leasehold interest in an adjacent 868-space parking garage.

2.	Basis of Presentation

The combined statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared by the Company for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in a Current Report on Form 8-K/A, and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the combined historical revenues and certain operating expenses of the TA Multifamily Portfolio, exclusive of items which may not be comparable to the proposed future operations of the TA Multifamily Portfolio subsequent to its acquisition by BREIT. Material amounts that would not be directly attributable to future operating results of the TA Multifamily Portfolio are excluded, and the financial statements are not intended to be a complete presentation of the TA Multifamily Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense, depreciation and amortization expense, and the amortization of above or below market leases recorded in conjunction with the original purchase price accounting.

The Historical Summary for the three months ended March 31, 2017 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the TA Multifamily Portfolio’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

3.	Summary of Significant Accounting Policies

Revenue Recognition — The residential apartments in the TA Multifamily Portfolio are leased under operating leases with terms of generally one year or less. Rental income attributable to residential leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned.

Retail rental revenue is recognized over the total minimum lease payments provided for under the leases on a straight-line basis over the lease term. When a property is acquired, the terms of existing leases are considered to commence as of the acquisition date for purposes of calculating the straight-line rent.

Expense Recognition — Property operating expenses represent the direct expenses of operating the TA Multifamily Portfolio and include real estate taxes, repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operations of the TA Multifamily Portfolio. Real estate taxes and insurance comprise $2.2 million and $7.7 million of total property operating expense for the periods ended March 31, 2017 and December 31, 2016, respectively. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates — The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented. The estimates, judgments and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from those estimates under different assumptions and conditions.

4.	Future Minimum Rents

The future minimum base rent to be received under non-cancelable retail tenant leases at the 55 West property as of March 31, 2017 is summarized as follows ($ in thousands):

Nine months ending December 31, 2017	$687
Years ending December 31:
2018	762
2019	766
2020	784
2021	740
Thereafter	1,541

Total	$5,280

The TA Multifamily Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

In addition to minimum rents, the leases typically provide for other rents, which reimburse the TA Multifamily Portfolio for specific property operating expenses, insurance and real estate taxes. These rents are not included in the table above.

Leases can also provide for additional rent based on increases in the Consumer Price Index. Such amounts are not included in the table above.

5.	Future Minimum Ground Rent

There is one non-cancelable net ground lease agreement between the 55 West property and the City of Orlando, Florida, that expires in the year 2085. The net ground lease provides for a fixed annual rental payment (“Fixed Rent”) in the amount of $50,000 and a variable rental payment (“Variable Rent”) payable by the property. The Variable Rent payment in 2016 was $59,000. Future Variable Rent payments are determined by multiplying the prior year’s Variable Rent by the increase in the Consumer Price Index (“CPI”). In addition to the Fixed Rent and Variable Rent, the 55 West property also pays its pro rata share of annual operating expenses of the property subject to the ground lease.

Minimum future payments under this ground lease agreement in effect at March 31, 2017 are as follows ($ in thousands):

Nine months ending December 31, 2017	$82
Years ending December 31:
2018	109
2019	109
2020	109
2021	109
Thereafter	6,959

Total	$7,477

The minimum future payments reflected above do not include annual changes in the Consumer Price Index and the 55 West property’s share of annual operating expenses.

6.	Commitments and Contingencies

The TA Multifamily Portfolio is presently not subject to material litigation nor, to management’s knowledge, is any material litigation threatened against the TA Multifamily Portfolio.

7.	Subsequent Events

Management has evaluated subsequent events through June 29, 2017, the date the Historical Summary was available to be issued. No material subsequent events have occurred since March 31, 2017 that require recognition or disclosure in the Historical Summary.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Blackstone Real Estate Income Trust, Inc.

New York, New York

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of HS Industrial Portfolio (the “Portfolio”) for the year ended December 31, 2016, and the related notes (the “Historical Summary”). The properties within the Portfolio are under common ownership and management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Portfolio for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc.) and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/Deloitte & Touche LLP

New York, New York

June 29, 2017

HS Industrial Portfolio

Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2017 (Unaudited) and the Year Ended December 31, 2016 (in thousands)

	Three Months Ended
	March 31, 2017	Year Ended
	(unaudited)	December 31, 2016
Revenues
Rental revenue	$5,809	$23,731
Tenant reimbursement income	1,777	6,769
Other revenue	45	244

Total revenues	7,631	30,744
Certain Operating Expenses
Rental property operating	1,969	8,014

Total certain operating expenses	1,969	8,014

Revenues in excess of certain operating expenses	$5,662	$22,730

See accompanying notes to the combined statements of revenues and certain expenses

HS Industrial Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended

March 31, 2017 (Unaudited) and the Year Ended December 31, 2016

1. Organization

On April 18, 2017, Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) acquired the HS Industrial Portfolio (the “HS Industrial Portfolio”), a six million square foot collection of predominantly infill industrial assets. The portfolio was acquired from an affiliate of High Street Realty Company, an unaffiliated third party, for approximately $402 million, excluding closing costs. The HS Industrial Portfolio consists of 38 industrial properties located in six submarkets, with the following concentration based on square footage: Atlanta (38%), Chicago (23%), Houston (17%), Harrisburg (10%), Dallas (10%) and Orlando (2%).

2. Basis of Presentation

The combined statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared by the Company for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in a Current Report on Form 8-K/A, and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the combined historical revenues and certain operating expenses of the HS Industrial Portfolio, exclusive of items which may not be comparable to the proposed future operations of the HS Industrial Portfolio subsequent to its acquisition by BREIT. Material amounts that would not be directly attributable to future operating results of the HS Industrial Portfolio are excluded, and the financial statements are not intended to be a complete presentation of the HS Industrial Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense, depreciation and amortization expense, and the amortization of above or below market leases recorded in conjunction with the original purchase price accounting.

The Historical Summary for the three months ended March 31, 2017 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the HS Industrial Portfolio’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

3. Summary of Significant Accounting Policies

Revenue Recognition — The HS Industrial Portfolio leases its operating properties to tenants under agreements that are generally classified as operating leases. The HS Industrial Portfolio recognizes the total minimum lease payments provided for under the leases on a straight-line basis over the lease term. When a property is acquired, the terms of existing leases are considered to commence as of the acquisition date for purposes of calculating the straight-line rent. Tenant reimbursements include payments from the tenants for real estate taxes, insurance and other property operating expenses, as primarily all of the HS Industrial Portfolio’s leases are triple net, and are recognized as revenue in the same period the related expenses are incurred.

Expense Recognition — Property operating expenses represent the direct expenses of operating the HS Industrial Portfolio and include real estate taxes, repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operations of the HS Industrial Portfolio. Real estate taxes and insurance comprise $1.3 million and $4.8 million of total property operating expense for the periods ended March 31, 2017 and December 31, 2016, respectively. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates — The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented. The estimates, judgments and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from those estimates under different assumptions and conditions.

4. Future Minimum Rents

The future minimum base rent to be received under non-cancelable tenant operating leases as of March 31, 2017, is summarized as follows ($ in thousands):

Nine months ending December 31, 2017	$19,884
Years ending December 31:
2018	25,172
2019	20,221
2020	17,682
2021	14,104
Thereafter	24,624

Total	$121,687

The HS Industrial Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

Leases can also provide for additional rent based on increases in the Consumer Price Index. Such amounts are not included in the table above.

In addition to minimum rents, the leases typically provide for tenant reimbursements, which reimburse the HS Industrial Portfolio for real estate taxes, insurance and other property operating expenses. These reimbursements are not included in the table above.

5. Tenant Concentrations

No tenant comprised more than 10% of the HS Industrial Portfolio’s rental revenue for the year ended December 31, 2016 and the three months ended March 31, 2017.

6. Commitments and Contingencies

The HS Industrial Portfolio is presently not subject to material litigation nor, to management’s knowledge, is any material litigation threatened against the HS Industrial Portfolio.

7. Subsequent Events

Management has evaluated subsequent events through June 29, 2017, the date the Historical Summary were available to be issued. No material subsequent events have occurred since March 31, 2017 that require recognition or disclosure in the Historical Summary.

Item 9.01(b)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

On April 13, 2017 and April 18, 2017, the Company acquired fee simple interests in the TA Multifamily Portfolio and the HS Industrial Portfolio, respectively. The TA Multifamily Portfolio consist of six high quality multifamily properties totaling 2,514 units and the HS Industrial Portfolio is a collection of predominantly infill industrial assets totaling six million square feet. The TA Multifamily Portfolio and HS Industrial Portfolio acquisitions were partially funded with proceeds from the issuance of the Company’s common stock in its on-going public offering including the proceeds received on April 1, 2017 for the TA Multifamily Portfolio.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 is presented as if (i) the TA Multifamily Portfolio acquisition and related financing, (ii) the HS Industrial Portfolio acquisition and related financing, and (iii) the sale of the Company’s common stock on April 1, 2017 were each completed on March 31, 2017.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, are presented as if (i) the TA Multifamily Portfolio acquisition and related financing, (ii) the HS Industrial Portfolio acquisition and related financing and (iii) the sale of the Company’s common stock on April 1, 2017 were each completed on January 1, 2016.

The following pro forma condensed consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017 and Annual Report on Form 10-K for the year ended December 31, 2016. The unaudited pro forma balance sheet and income statements are not necessarily indicative of what the actual financial position and operating results would have been had the TA Multifamily Portfolio and HS Industrial Portfolio acquisitions and sale of the Company’s common stock occurred on March 31, 2017 and January 1, 2016, respectively, nor are they indicative of future operating results of the Company.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2017

(Unaudited, in thousands, except per share amounts)

		April 2017
	BREIT	Common Stock		TA Multifamily		HS Industrial		BREIT
	Historical	Offering Proceeds		Acquisition		Acquisition		Pro forma
Assets
Investments in real estate, net	$150,092	$—		$410,742	(b)	$386,601	(d)	$947,435
Investments in real estate-related securities	133,121	—		—		—		133,121
Cash and cash equivalents	185,749	173,456	(a)	(337,340)	(c)	(10,935)	(e)	10,930
Restricted cash	103,742	(103,717)	(a)	—		—		25
Intangible assets, net	12,091	—		21,904	(b)	27,317	(d)	61,312
Other assets	2,925	—		—		1,989	(e)	4,914

Total Assets	$587,720	$69,739		$95,306		$404,972		$1,157,737

Liabilities and Equity
Subscriptions received in advance	$103,717	$(103,717)	(a)	$—		$—		$—
Affiliate line of credit	—	—		95,000	(c)	5,000	(e)	100,000
Term loan and credit facility	—	—		—		290,011	(e)	290,011
Repurchase agreements	—	—		—		101,900	(e)	101,900
Due to affiliates	37,499	—		—		—		37,499
Intangible liabilities, net	2,575	—		306	(b)	8,061	(d)	10,942
Accounts payable, accrued expenses, and other liabilities	5,044	—		—		—		5,044

Total Liabilities	148,835	(103,717)		95,306		404,972		$545,396

Commitments and contingencies	—	—		—		—		—

Equity
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding as of March 31, 2017	—	—		—		—		—
Common stock — Class T shares, $0.01 par value per share, 500,000,000 shares authorized; none issued and outstanding as of March 31, 2017	—	—		—		—		—
Common stock — Class S shares, $0.01 par value per share, 500,000,000 shares authorized; 40,007,678 shares and 53,503,790 pro forma shares issued and outstanding as of March 31, 2017	400	135	(a)	—		—		535
Common stock — Class D shares, $0.01 par value per share, 500,000,000 shares authorized; none issued and outstanding as of March 31, 2017	—	—		—		—		—

Common stock — Class I shares, $0.01 par value per share, 500,000,000 shares authorized; 7,741,953 shares and 11,553,034 pro forma shares issued and outstanding as of March 31, 2017	77	38	(a)	—		—		115
Additional paid-in capital	441,109	173,283	(a)	—		—		614,392
Accumulated deficit and cumulative distributions	(2,701)	—		—		—		(2,701)

Total Equity	438,885	173,456		—		—		612,341

Total Liabilities and Equity	$587,720	$69,739		$95,306		$404,972		$1,157,737

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017

(Unaudited)

(a)	The Company sells shares in an on-going public offering (the “Offering”) on a monthly basis with shares issued and proceeds received by the Company as of the first calendar day of the applicable month. The pro forma adjustment represents the total net cash proceeds received by the Company for shares issued and sold as of April 1, 2017. The breakout by class of shares is as follows ($ in thousands):

Net Proceeds
Class S shares	$135,231
Class I shares	38,225

Total	$173,456

The Company recorded the par value of the Class S and Class I shares sold and the remainder as additional paid-in capital. The Company included this pro forma adjustment as the cash proceeds received on April 1, 2017 from the Offering were utilized to partially fund the acquisition of the TA Multifamily Portfolio.

The Company received $103.7 million of net proceeds during the month of March 2017 that related to the shares issued on April 1, 2017. Such amount was recorded as restricted cash and a corresponding liability for subscriptions received in advance as of March 31, 2017. As such, a pro forma adjustment was included to reclassify these proceeds from restricted cash to cash.

(b)	Represents the purchase price of the TA Multifamily Portfolio acquisition, inclusive of closing costs, as if the transaction was completed as of March 31, 2017. The Company determined this acquisition was an asset acquisition in accordance with GAAP and allocated the total purchase price to the assets acquired and liabilities assumed based on relative fair value. The following table details the allocation of the TA Multifamily Portfolio purchase price ($ in thousands):

	March 31, 2017	Useful Lives
Building and building improvements	$332,289	10 - 40 years
Land and land improvements	73,802	10 years
Furniture, fixtures and equipment	4,651	1 - 7 years
In-place lease intangibles	21,879	Less than 1 year
Above-market lease intangibles	25	1 – 9 years
Below-market lease intangibles	(306)	Less than 1 – 9 years

Total purchase price	$432,340

(c)	The TA Multifamily Portfolio acquisition was funded using the Company’s cash on hand, which primarily consisted of proceeds from the Offering, and a $95.0 million borrowing under the Company’s uncommitted line of credit up to a maximum amount of $250.0 million with Blackstone Holdings Finance Co. L.L.C., an affiliate of the Company (the “Line of Credit”). The Line of Credit expires on January 23, 2018 and has an interest rate of LIBOR plus 2.25%. The following table details the sources of cash used in the acquisition ($ in thousands):

Sources of Cash
April 1, 2017 net proceeds from the Offering	$173,456
Cash and cash equivalents on hand	163,884

Total	$337,340
Line of Credit proceeds	95,000

Total sources of funds utilized for acquisition	$432,340

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017

(Unaudited)

(d)	Represents the purchase price of the HS Industrial Portfolio acquisition, inclusive of closing costs, as if the transaction was completed as of March 31, 2017. The Company determined this acquisition was an asset acquisition in accordance with GAAP and allocated the total purchase price to the assets acquired and liabilities assumed based on relative fair value. The following table details the allocation of the HS Industrial Portfolio purchase price ($ in thousands):

	March 31, 2017	Useful Lives
Building and building improvements	$320,935	10 - 40 years
Land and land improvements	65,666	10 years
In-place lease intangibles	24,591	Less than 1 – 13 years
Above-market lease intangibles	2,726	Less than 1 – 8 years
Below-market lease intangibles	(8,061)	Less than 1 – 8 years

Total purchase price	$405,857

(e)	The HS Industrial Portfolio acquisition was funded with cash on hand and financing secured by certain of the Company’s industrial investments. The $292.0 million in loans utilized to close the HS Industrial Portfolio consist of a $146.0 million term loan and $146.0 million revolving credit facility and have an interest rate of LIBOR plus 2.10%. The pro forma adjustments made are based on the terms of the financing. In addition, the Company recorded $4.0 million of deferred financing costs in connection with the HS Industrial Portfolio loans, half of which was recorded as an other asset and half as an offset to the $146.0 million term loan. The following table details the sources of funds used in the acquisition ($ in thousands):

Sources of Cash
Term loan and credit facility	$292,000
Line of Credit	5,000

Total borrowings	$297,000
Cash and cash equivalents on hand (inclusive of funds received from repurchase transactions)	108,857
Cash utilized for deferred financing costs	3,978

Total sources of funds utilized for acquisition and deferred financing costs	$409,835

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(Unaudited, in thousands except share and per share data)

	BREIT Historical	TA Multifamily Acquisition		HS Industrial Acquisition		Pro forma Adjustments		BREIT Pro forma
Revenues
Rental revenue	$898	$10,109	(a)	$5,809	(b)	$623	(c)	$17,439
Tenant reimbursement income	67	46	(a)	1,777	(b)	—		1,890
Hotel revenue	1,426	—		—		—		1,426
Other revenue	53	893	(a)	45	(b)	—		991

Total revenues	2,444	11,048		7,631		623		21,746
Expenses
Rental property operating	305	5,257	(a)	1,969	(b)	566	(d)	8,097
Hotel operating	840	—		—		—		840
General and administrative	2,686	—		—		—		2,686
Depreciation and amortization	1,090	—		—		7,815	(e)	8,905

Total expenses	4,921	5,257		1,969		8,381		20,528
Other income (expense)
Income from real estate-related securities	866	—		—		—		866
Interest income	265	—		—		—		265
Interest expense	—	—		—		(3,941)	(f)	(3,941)
Other expenses	(6)	—		—		—		(6)

Total other income (expense)	1,125	—		—		(3,941)		(2,816)
Net (loss) income before income tax benefit	(1,352)	5,791		5,662		(11,699)		(1,598)
Income tax benefit	85	—		—		—		85

Net (loss) income	$(1,267)	$5,791		$5,662		$(11,699)		$(1,513)

Net loss per share of common stock - basic and diluted	$(0.03)							$(0.03)

Weighted-average shares of common stock outstanding, basic and diluted	37,307,094							54,614,288	(g)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(Unaudited)

(a)	Represents the operating results attributable to the TA Multifamily Portfolio for the three months ended March 31, 2017.

(b)	Represents the operating results attributable to the HS Industrial Portfolio for the three months ended March 31, 2017.

(c)	The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $348,000 is made to reflect rental revenue on a straight-line basis as if the Company had acquired both the TA Multifamily Portfolio and the HS Industrial Portfolio as of January 1, 2016. In addition, the Company records acquired above-market and below-market leases at their fair value on the condensed consolidated balance sheet and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment in the amount of $275,000 is made to reflect rental revenue as if the Company had acquired both the TA Multifamily Portfolio and the HS Industrial Portfolio as of January 1, 2016.

(d)	The pro forma adjustment includes $162,000 related to current third-party management contracts for the TA Multifamily Portfolio and HS Industrial Portfolio. The remainder of the adjustment relates to fees paid to LivCor, LLC (“LivCor”), Equity Office Management, L.L.C (“EOM”), and ShopCore, LLC (“ShopCore”), each a service provider owned by a Blackstone-advised fund, to provide day-to-day operational and management services for the TA Multifamily Portfolio and HS Industrial Portfolio. Please see the Company’s 2016 Annual Report and the Quarterly Report on Form 10-Q for the three months ended March 31, 2017 for details relating to these arrangements. The adjustments were made as if the arrangements were in place during the three months ended March 31, 2017.

(e)	Represents depreciation and amortization expense on the TA Multifamily and HS Industrial Portfolios during the three months ended March 31, 2017. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the three months ended March 31, 2017 ($ in thousands):

	TA Multifamily Portfolio	HS Industrial Portfolio	Total
Depreciation expense	$3,127	$2,797	$5,924
Amortization expense	109	1,782	1,891

Total	$3,236	$4,579	$7,815

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(Unaudited)

(f)	Represents the interest expense and the related amortization of deferred financing costs on the Company’s borrowings utilized in order to acquire the TA Multifamily and HS Industrial Portfolios for the three months ended March 31, 2017. The following table details the pro forma interest expense adjustments by borrowing ($ in thousands):

Three Months Ended
March 31, 2017
$292.0 million term loan and credit facility	$2,457
$101.9 million repurchase agreements	673
$100.0 million line of credit borrowings	811

Pro forma adjustment to interest expense	$3,941

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $154,000 for the three months ended March 31, 2017.

(g)	Assumes the 17,307,194 shares issued on April 1, 2017 were issued on January 1, 2016.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2016

(Unaudited, in thousands except share and per share data)

	BREIT Historical (a)	TA Multifamily Acquisition		HS Industrial Acquisition		Pro forma Adjustments		BREIT Pro forma
Revenues
Rental revenue	$—	$39,429	(b)	$23,731	(c)	$2,340	(d)	$65,500
Tenant reimbursement income	—	437	(b)	6,769	(c)	—		7,206
Hotel revenue	—	—		—		—		—
Other revenue	—	3,644	(b)	244	(c)	—		3,888

Total revenues	—	43,510		30,744		2,340		76,594
Expenses
Rental property operating	—	20,449	(b)	8,014	(c)	2,191	(e)	30,654
Hotel operating	—	—		—		—		—
General and administrative	115	—		—		—		115
Depreciation and amortization	—	—		—		51,194	(f)	51,194

Total expenses	115	20,449		8,014		53,385		81,963
Other income (expense)
Income from real estate-related securities	—	—		—		—		—
Interest expense	—	—		—		(15,994)	(g)	(15,994)
Other expenses	—	—		—		—		—

Total other income (expense)	—	—		—		(15,994)		(15,994)

Net (loss) income	$(115)	$23,061		$22,730		$(67,039)		$(21,363)

Net loss per share of common stock - basic and diluted	$(5.74)							$(0.39)

Weighted-average shares of common stock outstanding, basic and diluted	20,000							54,614,288	(h)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2016

(Unaudited)

(a)	Historical financial information obtained from BREIT’s 2016 Annual Report on Form 10-K. As noted in the Annual Report, BREIT was formed on November 16, 2015, but was not capitalized until March 2, 2016 and real estate operations did not commence until 2017.

(b)	Represents the operating results attributable to the TA Multifamily Portfolio for the year ended December 31, 2016.

(c)	Represents the operating results attributable to the HS Industrial Portfolio for the year ended December 31, 2016.

(d)	The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $1.2 million is made to reflect rental revenue on a straight-line basis as if the Company had acquired both the TA Multifamily Portfolio and the HS Industrial Portfolio as of January 1, 2016. In addition, the Company records acquired above-market and below-market leases at their fair value on the condensed consolidated balance sheet and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment in the amount of $1.1 million is made to reflect rental revenue as if the Company had acquired both the TA Multifamily Portfolio and the HS Industrial Portfolio as of January 1, 2016.

(e)	The pro forma adjustment includes $577,000 related to current third-party management contracts for the TA Multifamily Portfolio and HS Industrial Portfolio. The remainder of the adjustment relates to fees paid to LivCor, EOM, and ShopCore, each a service provider owned by a Blackstone-advised fund, to provide day-to-day operational and management services for the TA Multifamily Portfolio and HS Industrial Portfolio. Please see the Company’s 2016 Annual Report and the Quarterly Report on Form 10-Q for the three months ended March 31, 2017 for details relating to these arrangements. The adjustments were made as if the arrangements were in place during the year ended December 31, 2016.

(f)	Represents depreciation and amortization expense on the TA Multifamily and HS Industrial Portfolios during the year ended December 31, 2016. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the year ended December 31, 2016 ($ in thousands):

	TA Multifamily	HS Industrial
	Portfolio	Portfolio	Total
Depreciation expense	$12,510	$11,115	$23,625
Amortization expense	20,746	6,823	27,569

Total	$33,256	$17,938	$51,194

(g)	Represents the interest expense, and the related amortization of deferred financing costs, on the Company’s borrowings utilized in order to acquire the TA Multifamily and HS Industrial Portfolios for the year ended December 31, 2016. The following table details the pro forma interest expense adjustments by borrowing ($ in thousands):

Year Ended
December 31, 2016
$292.0 million term loan and credit facility	$9,977
$101.9 million repurchase agreements	2,727
$100.0 million line of credit	3,290

Pro forma adjustment to interest expense	$15,994

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $627,000 for the year ended December 31, 2016.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2016

(Unaudited)

(h)	Assumes the 17,307,194 shares issued on April 1, 2017 were issued on January 1, 2016. Additionally, we utilized cash on hand to acquire the TA Multifamily Portfolio and HS Industrial Portfolio, which included proceeds from the shares sold during the first quarter of 2017, as such we assumed all shares sold during the first quarter of 2017 were outstanding as of January 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: June 29, 2017

	By:	/s/ Paul Quinlan
	Name:	Paul Quinlan
	Title:	Chief Financial Officer and Treasurer